Exhibit 99.2

Transcript of Dycom Industries, Inc. Acquisition Announcement Conference Call, which took place on September 18, 2006.

Operator
Ladies and gentlemen, thank you for standing by and welcome to the Dycom recent acquisition call.
At this time all participants are in a listen-only mode. Later we will conduct a question-and-answer session. Instructions will be given at that time. [OPERATOR INSTRUCTIONS] As a reminder, this conference is being recorded. I’d now like to turn the conference over to our host, President and CEO, Steven Nielsen. Please go ahead, sir.

Steven Nielsen - Dycom Industries, Inc. — President, CEO
Thank you, Marla. Good morning, everyone. I’d like to thank you for attending our acquisition review conference call. With me we have in attendance, Richard Dunn, our Chief Financial Officer. I’ll now turn the call over to Dick.

Richard Dunn - Dycom Industries, Inc. — CFO
Thank you, Steve. Statements made in the course of this conference call that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It’s important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings including but not limited the Company’s Annual Report on Form 10-K for the year-ended July 29, 2006. The Company does not undertake to update forward-looking information.
Steve?

Steven Nielsen - Dycom Industries, Inc. — President, CEO
Thanks, Dick. On September 14th, we announced the closing of the acquisition of Cable Express Holding, whereby Cable Express became a wholly owned subsidiary of Dycom. The purpose of this call is to provide additional information regarding this acquisition.

Cable Express is headquartered in Westerville, Ohio, near Columbus and installs and maintains customer premise equipment for cable television multiple system operators throughout the country. It is generally viewed as one of the largest such firms in the United States.

The acquisition of Cable Express has enhanced our scale and growth opportunities, facilitates our participation in the deployment of new residential technologies, provided significant customer diversification and expanded our geographic footprint. We expect the acquisition to yield synergies and present margin expansion opportunities.

Cable Express currently has over 1,000 employees, producing essentially all of its revenue with in-house personnel. It is forecast to generate in excess of $73 million in revenues for calendar year 2006. It significantly increases our participation in our customers routine and recurring expenditures and positions Dycom to continue to benefit from the accelerating convergence of the cable and telephone industries and the residential opportunities that convergence will create.

Cable Express’ leading customers include Time Warner, Insight, Comcast, Cablevision and Bright House. It has a strong geographic presence in the Northeast and Midwest with smaller operations in the Southeast. Its footprint meshes nicely with our existing cable construction operations and we anticipate some opportunities to develop joint service offerings to customers evaluating a single source for inside and outside plant services.

After initial integration expenses we expect cash flow margins from operating activities, which equal or exceed current Dycom cash flow margins, although we expect those margins will be seasonally stronger from May through November each year. We anticipate that the acquisition will be accretive no later than our April quarter. Our purchase multiple for Cable Express was attractive and well within our historical parameters as measured by a multiple of enterprise value to first year cash flow.

Now Marla, we will open the call for questions.

Operator
Thank you. [OPERATOR INSTRUCTIONS] One moment, please, for the first question. Our first question will come from the line of John Rogers with D.A. Davidson. Please go ahead.

John Rogers - D.A. Davidson & Company
Hi, good morning.

Steven Nielsen - Dycom Industries, Inc. — President, CEO
Good morning, John.

John Rogers - D.A. Davidson & Company
If you could just explain a little bit further about Cable Express’ business. Is it almost all residential?

Steven Nielsen - Dycom Industries, Inc. — President, CEO
It is almost all residential, John. It is a very similar business to the Prince acquisition that we did last December.

John Rogers - D.A. Davidson & Company
And between Cable Express and Prince, is that all of your in-home van business, or these van rolls?

Steven Nielsen - Dycom Industries, Inc. — President, CEO
Well, we provide some of that service on the telco side of the business and, of course, we have historically provided similar service to DirecTV, so it’s not all of it but it’s a substantial portion of it.

John Rogers - D.A. Davidson & Company
Can you give us a sense of the proportion of your business now that’s involved in —

Steven Nielsen - Dycom Industries, Inc. — President, CEO
Well, I think we’re looking at kind of a current run rate of $180 to $200 million in that business.

John Rogers - D.A. Davidson & Company
Okay. And in terms of the geographic areas now, I mean, you obviously have a big footprint and would you say you’re the largest in the country between this?

Steven Nielsen - Dycom Industries, Inc. — President, CEO
I would say if we’re not the largest, we’re pretty close on the cable side. I think clearly if you expanded the market into the satellite side we may not be the largest but I think considering the MSOs, if we’re not there, we’re pretty close.

John Rogers - D.A. Davidson & Company
Okay. Great. Thank you.

Operator
And our next question will come from the line of Alex Rygiel with Friedman, Billings, Ramsey. Please go ahead.

Alex Rygiel - Friedman, Billings, Ramsey Group
Thank you. Good morning, Steve.

Steven Nielsen - Dycom Industries, Inc. — President, CEO
Good morning.

Alex Rygiel - Friedman, Billings, Ramsey Group
Quick question. On a pro forma basis, can you break down your revenue mix of fulfillment, construction and locating and then take it one step further and talk about long-term margins and a range in which you expect each segment to be offering you?

Steven Nielsen - Dycom Industries, Inc. — President, CEO
Well, we really have not talked about our business as segments because we’re in a single segment. We do talk about customers and we have provided kind of telephone and cable and locating and I think what this does, at least from our view of the business, is it continues to significantly expand our relationships with cable operators and that was, you know, from a customer perspective, that was our primary objective here. Now, with respect to margin, the way we’ve always thought about it is not with respect to the industry, but really, the amount of capital that’s involved in each business and in this business as we’ve said, we think we’ve got margins that will at least be equal to if not exceed and we think they’re probably in excess currently, but it’s a business that requires less capital just because it’s a technician business than some of our construction businesses. So on a return on capital basis it’s pretty attractive.

Alex Rygiel - Friedman, Billings, Ramsey Group
Now, if you look at your reported margins right now they ‘re down quite significantly from a few years back when they peaked. Are you suggesting that the fulfillment and locating margins long-term on average will be right around where we’re at today or a little bit higher?

Steven Nielsen - Dycom Industries, Inc. — President, CEO
No, I think we can expand them just like in our other businesses. I don’t think, all things being equal, a business that requires less capital is not going to have as high an EBITDA margin as one that does, but from a return perspective, they’ll be very attractive.

Alex Rygiel - Friedman, Billings, Ramsey Group
And on the fulfillment side including both cable, telecom and satellite, can you quantify the number of employees you have and talk about the makeup of their labor, any union members and so on?

Steven Nielsen - Dycom Industries, Inc. — President, CEO
It’s in excess of about 3,000 currently and there’s a small portion of that 3,000 that is represented by a labor union and that’s not surprising in the Northeast where it’s pretty typical.

Alex Rygiel - Friedman, Billings, Ramsey Group
Great. Thank you.

Operator
[OPERATOR INSTRUCTIONS] And we do have a question from the line of Alan Mitrani with Sylvan Lake Assets. Please go ahead.

Alan Mitrani - Sylvan Lake Asset Management
You’ve made several acquisitions over the last few years from private equity companies. Can you talk about the acquisition environment? Is this what we’re going to be looking at? There’s no more small mom and pops to buy but it’s all private equity firms holding auctions?

Steven Nielsen - Dycom Industries, Inc. — President, CEO
Well, number one, as we talked about in Prince, that was not an auction. While there was a formal process involved with Cable Express, we didn’t find it overly burdensome. I think, Alan, that there are still private businesses out there. It just so happens that when we’ve done a grand total of four deals in the last three years that it just so happens that three of those were owned by private equity. I don’t know that sample’s big enough to draw a conclusion from.

Alan Mitrani - Sylvan Lake Asset Management
The reason I ask is, do you find that it’s harder to extract further synergies and make it more accretive when you’re buying from a private equity where they’re a little more picked over as opposed to buying smaller deals like you did five and six years ago?

Steven Nielsen - Dycom Industries, Inc. — President, CEO
No, actually I would say that based on the capital structure of the businesses that we haven’t found these to be anymore difficult to generate synergies out of than the private businesses.

Alan Mitrani - Sylvan Lake Asset Management
Okay. Great. And did you give us a per share amount or an EBITDA amount in terms of what we should expect for calendar ‘06 or calendar ‘07 for the Company?

Steven Nielsen - Dycom Industries, Inc. — President, CEO
At this point we’re working through the integration and getting all of the final purchase accounting done, Alan, we haven’t changed our guidance based on the acquisition, although it is accretive or we wouldn’t be doing it.

Alan Mitrani - Sylvan Lake Asset Management
Thank you.

Operator
And we do have a follow-up from Alex Rygiel with Friedman, Billings, Ramsey. Please go ahead.

Alex Rygiel - Friedman, Billings, Ramsey Group
Steve, is any customer greater than 25% of its revenue?

Steven Nielsen - Dycom Industries, Inc. — President, CEO
Yeah, this is a company that will bring significant revenue, about two-thirds of its businesses with Time Warner, with the balance, you know, divided between Cablevision and Comcast and Insight. So for us, as we talked about earlier, it brings some meaningful diversification in that it is bringing substantial presence with Time Warner to the business. Thank you.

Operator
[OPERATOR INSTRUCTIONS]

Steven Nielsen - Dycom Industries, Inc. — President, CEO
Well, we appreciate everybody’s interest in the call and we’ll look forward to speaking with you on our next earnings call the week of Thanksgiving. Thank you.

Operator
Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation and for using AT&T Executive Teleconference. You may now disconnect.